Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 1, 2004, accompanying the consolidated financial statements included in the Annual Report of VantageMed Corporation on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Company’s previously filed Registration Statement on Form S-8 (File No. 333-43298, effective August 8, 2000).

/s/ GRANT THORNTON LLP

San Francisco, California
March 30, 2005